UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Private Placement of Debenture and Warrant

On February 17 2023 (the “Closing”), INVO Bioscience, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Firstfire Global Opportunities Fund, LLC, an accredited investor (the “Buyer”) for the purchase of (i) a convertible debenture of the Company (the “Debenture”) in the aggregate original principal amount of $200,000 (the “Debenture”) for a purchase price of $180,000; (ii) a warrant (the “Warrant”) to purchase 100,000 shares (the “Warrant Shares”) of the Company’s common stock (“Common Stock”) at an exercise price of $0.75 issued to the Buyer and (iii) 33,333 shares of Common Stock (the “Commitment Shares”) issued to the Buyer as an inducement for issuing the Debenture. Carter, Terry, & Company, Inc. acted as placement agent (the “Placement Agent”) in the Private Placement for which it received a cash fee of $14,400. The proceeds are being used for working capital and general corporate purposes. The terms of the Private Placement are more fully set forth in the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. The Debenture is subject to the terms and conditions of the Debenture attached hereto as Exhibit 4.1 and incorporated herein by reference. The Warrant is subject to the terms and conditions of the Warrant attached hereto as Exhibit 4.2 and incorporated by reference herein.

Pursuant to the Debenture, interest on the Debenture accrues at a rate of eight percent (8%) per annum and is payable on the maturity date of February 17, 2024 (the “Maturity Date”).

All amounts due under the Debenture are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into Common Stock at a fixed conversion price (the “Conversion Shares”), which is subject to adjustment as summarized below. The Debenture is initially convertible into Common Stock at an initial fixed conversion price of $0.52 per share. This conversion price is subject to adjustment for stock splits, combinations or similar events and anti-dilution provisions, among other adjustments; provided, however, the adjustment for issuances of additional securities has a floor price as set forth in the Debenture.

The Debenture may not be converted and shares of Common Stock may not be issued under the Debenture if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Debenture, the sum of the number of shares of Common Stock that may be issued under that certain securities purchase agreement (including the debenture and warrant and commitment shares issued thereunder) and the equity purchase agreement entered into by the Company both dated February 3, 2023 with the Purchase Agreement, under the Debenture, under the Warrant, and under the Purchase Agreement including the Commitment Shares is limited to 19.99% of the outstanding Common Stock as of February 3, 2023 (the “Exchange Cap”, which is equal to 2,436,045 shares of Common Stock, subject to adjustment as described in the Purchase Agreement), unless shareholder approval (as defined in the Purchase Agreement) (“Shareholder Approval”) is obtained by the Company to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

The Company may prepay the Debenture at any time in whole or in part by paying a sum of money equal to 105% of the principal amount to be redeemed, together with accrued and unpaid interest.

The Debenture contains customary events of default including but not limited to: (i) failure to make payments when due under the Debenture; (ii) bankruptcy or insolvency of the Company and (iii) failure to procure Shareholder Approval within 60 days after the Exchange Cap is reached. If an event of default occurs, Buyer may require the Company to redeem all or any portion of the Debenture (including all accrued and unpaid interest thereon), in cash.

While any portion of the Debenture is outstanding, if the Company receives cash proceeds of more than $2,000,000.00 (the “Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, including but not limited to the issuance of equity or debt (except with respect to the issuance of equity or debt to officers and directors of the Company), the exercise of outstanding warrants of the Company for cash, the issuance of securities pursuant to an equity line of credit, or the sale of assets (for the avoidance of doubt, each time that the Company receives cash proceeds from any of the aforementioned sources, then such amount shall be aggregated together), the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the Buyer of such receipt, following which the Buyer shall have the right in its sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company above the Minimum Threshold to repay the outstanding amounts owed under the Debenture. Furthermore, while any portion of the Debenture is outstanding, if the Company receives cash proceeds from the issuance of securities pursuant to an Equity Line of Credit (as defined in the Debenture) prior to the Minimum Threshold being reached, the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the Buyer of such receipt, following which the Buyer shall have the right in its sole discretion to require the Company to immediately apply up to 25% of all such proceeds received by the Company to repay the outstanding amounts owed under the Debenture (for the avoidance of doubt, once the Minimum Threshold has been reached, the application percentage of proceeds shall increase to 50%).

The Company entered into an irrevocable letter with its transfer agent (the “TA Letter”) on February 17, 2023, which TA Letter provides for, among other things that the Company’s transfer agent reserve sufficient conversion shares and warrant shares for conversion of the Debenture and exercise of the Warrant, which reserve shall initially be 969,231 shares of Common Stock. The TA Letter is subject to the terms and conditions of the TA Letter attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or a Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth in Item 1.01 related to the issuance of the Debenture is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference. The issuances described under Item 1.01 were exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Debenture dated February 17, 2023
4.2	Warrant dated February 17, 2023
10.1	Securities Purchase Agreement dated February 17, 2023 (Debenture and Warrant).
10.2	TA Letter dated February 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated February 23, 2023